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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                         ------------------------------




                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 22, 2001




                            FOREVER ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


      TEXAS                         0-14067                       36-3427454
 (State or other               (Commission File                (I.R.S. Employer
 jurisdiction of                    Number)                     Identification
  organization)                                                     Number)



                10 SOUTH BRENTWOOD
                CLAYTON, MISSOURI                                  63105
     (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (314) 726-3371



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ITEM 5.           OTHER EVENTS.

                  In its Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "Quarterly Report"), Forever Enterprises, Inc. (the "Company") reported that it had recently gone through a change in general ledger accounting systems. In order to file its financial statements at the earliest possible time, the Company's March 31, 2001 financial statements were prepared prior to complete reconciliation of its general ledger accounts. At the time of filing, the Company's management believed that the financial statements included all adjustments necessary for a fair presentation. Additionally, as reported in the Quarterly Report, Deloitte & Touche, LLP, the Company's independent auditing firm, was unable to complete its SAS 71 review prior to issuance of the Company's financial statements and the Company's filing of the Quarterly Report.

                  The Company has been advised by Deloitte & Touche, LLP, based upon its SAS 71 procedures to date, that such firm expects to recommend certain adjustments to the financial results previously reported by the Company in the Quarterly Report. The Company currently anticipates that such adjustments will result in a reduction of approximately $200,000 to the Company's previously reported net income for the quarter ended March 31, 2001. The Company anticipates filing an amendment to the Quarterly Report to report such adjustments within approximately the next two weeks.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)      Financial Statements of Business Acquired

                           None

                  (b)      Pro Forma Financial Information:

                           None

                  (c)      Exhibits

                           None

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2001

                               FOREVER ENTERPRISES, INC.



                               By: /s/ Michael R. Butler
                                  --------------------------------------------
                                  Michael R. Butler, Chief Financial Officer



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